Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

HG Holdings, Inc.

Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements of HG Holdings, Inc. (the “Company”) on Form S-8 (Nos. 333-150369 and 333-182777) and Form S-1 (No. 333-235539) of our report dated March 1, 2021, relating to the financial statements as of December 31, 2020 and 2019 and for each of the two-year periods ended December 31, 2020, which appears in the Company’s annual report on Form 10-K.

/s/Cherry Bekaert, LLP

Richmond, Virginia

March 1, 2021